UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2005

AKSYS, LTD.

(Exact name of registrant as specified in its charter)

000-28290

(Commission File Number)

Delaware

36-3890205

(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

Two Marriott Drive

Lincolnshire, Illinois  60069

(Address of principal executive offices, with zip code)

(847) 229-2020

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address,

if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On December 8, 2005 the Board of Directors of Aksys, Ltd. (the Company), voted to cancel the 2005 bonus program.

The Board also approved a retention payment for those employees who remain with the Company in 2006.  The payment will be made to those employees whose employment continues through each quarter, with the quarterly payment based on a percentage of each employee’s base compensation.  The total amount of the payments for 2006 is expected to be approximately $761,000, with named executives including William C. Dow, President and Chief Executive Officer, Laurence P. Birch, Senior Vice President and Chief Financial Officer, Jerry D. Fisher, Senior Vice President and Chief Technology Officer, Lawrence A. Rohrer, Senior Vice President Global Sales and General Manager, International and Thomas F. Scully, Senior Vice President Manufacturing and Operations eligible to receive a total of approximately $310,000.

Item 2.05.  Costs Associated with Exit or Disposal Activities.

On December 6, 2005, the Company issued a press release announcing that it has undertaken a plan to reduce costs and provide a more focused resource allocation.  A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The Company’s cost reduction plan includes a total reduction in headcount of approximately 44 employees.  The majority of the employee terminations were completed on December 6, 2005.

Although some specific elements of the Company’s cost reduction plan are still being evaluated, the Company estimates that in implementing this initiative approximately $300,000 of expenses will be incurred for one-time termination benefits.  The Company expects that the full amount will be a cash expense.  The majority of the payments will occur in the fourth quarter of 2005 and the first quarter of 2006. Also, the Company’s Senior Vice Presidents will be taking a temporary 20% deferral of base pay beginning January 1, 2006.

This Current Report on Form 8-K contains forward-looking statements that involve a number of risks and uncertainties.  These statements are based on our views as of the date they are made with respect to future results or events.  The Company’s actual results could differ materially from the results identified or implied in any forward-looking statement.  Factors that could cause such a difference include, but are not limited to, the following:  (i) uncertainty about the acceptance of the PHD System by both potential users and purchasers, including without limitation, patients, clinics and other health care providers; (ii) risks related to uncertain unit pricing and product cost, which may not be at levels that permit the Company to be profitable; (iii) risks related to quality control issues and consistency of service applicable to the PHD System; (iv) market, regulatory reimbursement and competitive conditions; (v) risks related to the failure to meet additional development and manufacturing milestones for the PHD System on a timely basis, including, without limitation, manufacturing and servicing cost reduction efforts; (vi) our ability to obtain sufficient capital on acceptable terms to run our business; (vii) risks inherent in relying on third parties to manufacture the PHD System; (viii) changes in Quality System Requirements; (ix) risks related to the disposition of our common stock by Durus Life Sciences Master Fund Ltd. and its affiliates; (x) uncertainties regarding the amount of separation and severance costs which will be incurred as a result of our cost reduction plan; and (xi) our ability to successfully implement our cost reduction plan while maintaining our competitive position.  The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results or events expressed or implied herein will not be realized.

Item 9.01.  Financial Statements and Exhibits.

(a) Exhibits

99.1                           Press Release dated December 6, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2005

AKSYS, LTD.

/s/ Laurence P. Birch
By:	Laurence P. Birch
Its:	Senior Vice President and
Chief Financial Officer